Exhibit 14


   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Disclosure of Portfolio Holdings," "Independent Registered Public Accounting Firm," and "Financial Statements" in the Statement of Additional Information, dated May 1, 2006, of the Hartford HLS Series Fund II, Inc. and to the incorporation by reference of our report, dated February 10, 2006, with respect to the financial statements and financial highlights of the Hartford HLS Series Fund II, Inc. included in the December 31, 2005 Annual Report to Shareholders; which Statement of Additional Information and Annual Report to Shareholders are incorporated by reference in the Proxy Statement/Prospectus and accompanying Statement of Additional Information included in this Registration Statement on Form N-14 (File No. 033-03920) of the Hartford HLS Series Fund II, Inc.

We further consent to the reference to our firm under the captions "Financial Highlights for the Acquiring Fund" in the Proxy Statement/Prospectus and "Representations and Warranties" in Sections 4.1(i) and 4.2(g) of Appendix A:
Form of Agreement and Plan of Reorganization included in the Registration Statement.



                                                           /s/Ernst & Young LLP

Minneapolis, Minnesota
October 31, 2006